UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 18, 2007

INZON CORPORATION
(Exact name of registrant as specified in charter)

NEVADA	0-17345	41-1578316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

238 Northeast First Avenue, Delray Beach FL 33444
(Address of principal executive offices)

(561) 279-8200
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 18, 2007, the Registrant entered into a written employment agreement (the “Agreement”) with Sydney D. (Trip) Camper III (“Executive”), pursuant to which the Executive will serve as Chief Executive Officer, President, and a director of the Registrant, effective October 1, 2007.

The Agreement and the Executive’s appointment to the board have each been approved by the directors of the Registrant. Attached hereto as Exhibit 99.1 and incorporated herein by reference is a copy of the Executive Employment Agreement, dated September 18, 2007, made by and between the Registrant and the Executive.

Except for the share exchange transaction (the “South Pacific Transaction”) previously reported by the Registrant on Form 8-K on September 17, 2007, there is no material relationship between the Registrant and its affiliates, on the one hand, and Mr. Camper, on the other hand.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2007, the board of directors of the Registrant appointed Sydney D. (Trip) Camper III (“Executive”) as Chief Executive Officer and President of the Registrant and elected him to fill a vacancy on the Company’s Board of Directors, to serve until the next regular meeting of stockholders.

Mr. Camper has an extensive track record of successfully leading and growing public holding companies. As CEO of Fiji Cell, soon to become a subsidiary of the Registrant pursuant to the pending South Pacific Transaction, his primary focus has been on expanding Mobile Cellular Services throughout the South Pacific Region.

Mr. Camper was also the founder in 2002 of Elandia, Inc. and served as its Chief Executive Officer and President from inception in 2002 through an initial public offering in 2006.  Mr. Camper also served on the Board of Directors of Elandia and on the boards of seven Elandia subsidiaries of the DaTec Group of Companies in the Pacific Island Nations.

Mr. Camper was CEO and President of the Morgan-Dos Development Company, a telecommunication tower infrastructure company, during the period from 1998 to 2000, when that company was sold to MasTec in 2000 and he thereafter served in the management of MasTec from 2000 to 2001.

Mr. Camper was also a partner during the period from 1997 to 1999, in TowerCom, LLC, a communication tower development company, and he has also served during the period from 1995 to 1997, as President of CCI Global Telecom.

From 1991 to 1995, Mr. Camper was also President and CEO of The BECT Group, Inc., a company involved in acquisitions, mergers, management consulting and franchise consulting.

There are no arrangements or understandings between Mr. Camper and any other person pursuant to which he was selected as a director of the Company. Except for the Agreement and the pending South Pacific Transaction reported by the Registrant on Form 8-K on September 17, 2007, Mr. Camper does not have a direct or indirect material interest in any currently proposed transaction to which the Registrant is a party, nor has Mr. Camper had a direct or indirect material interest in any such transaction during the Registrant’s last two fiscal years. Attached hereto as Exhibit 99.2, and incorporated herein by reference, is a copy of the Company’s press release dated September 19, 2007, announcing Mr. Camper’s appointment as Chief Executive Officer and President and election to the Registrant’s board of directors.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit 99.1 Exhibit 99.2	Executive Employment Agreement, dated September 18, 2007, by and between InZon Corporation and Sydney D. (Trip) Camper III. Press Release, dated September 19, 2007.

SIGNATURES

Pursuant  to  the  requirements  of  the  Securities  Exchange  Act of 1934, the registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned hereunto duly authorized.

INZON CORPORATION

September 19, 2007	By:	/s/ DAVID F. LEVY
David F. Levy, Chief Executive Officer